      POWER OF ATTORNEY
(Beneficial Ownership Reports)

The undersigned hereby:

(i) constitutes and appoints the Chief Executive Officer, the President, the
Chief Financial Officer, any Vice President, the General Counsel,the Secretary,
the Assistant Secretary, and the Treasurer, now or hereafter serving, of Nordson
Corporation (the "Company"), and each of them individually, with full power of substitution and resubstitution (collectively, the Attorneys-in-Fact, and, individually, an Attorney-in-Fact), to be the undersigned's true and lawful representative, agent, proxy and attorney in fact for him or her and in his or her name, place and stead, in any and all capacities, to:

 (a) prepare, act on, execute, acknowledge, publish (including website posting) and deliver to and file with the Securities and Exchange Commission, any and all national securities exchanges and the Company the following Forms with respect to securities of the Company, including those which are or may be deemed to be beneficially owned or held by the undersigned:

  (1) Forms ID, 3, 4, 5, and 144 (including any and all
amendments thereto) under the Securities Exchange Act of 1934, as amended
(the Exchange Act), the Securities Act of 1933, as amended (the Securities
Act), and the rules and regulations thereunder; and

  (2) any successor Form or any related document; and

 (b) request and obtain from any and all third parties, including brokers, employee benefit plan administrators and trustees, any and all information with respect to ownership and holding of and transactions in securities of the Company and to use and disclose such information, in each case as necessary, appropriate, convenient or expedient in connection with the foregoing.

(ii) authorizes any and all such third parties to provide and disclose such  information to any and all of the Attorneys-in-Fact or their agents;

(iii) grants to any and all of the Attorneys in Fact the full right, power and authority to do any and all such things which may be necessary, convenient, expedient or appropriate in connection with the foregoing, as fully for all intents and purposes as he or she might or could do or take; and

(iv) approves, ratifies and confirms all that any and all of the Attorneys in Fact may lawfully do or cause to be done by virtue hereof.

The undersigned hereby agrees that any and all of the Attorneys-in-Fact may rely on information provided or disclosed orally or in writing by or on behalf of the undersigned or such third parties without independent verification thereof.

The validity of this Power of Attorney shall not be affected in any manner by reason of (i) the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein or (ii) the death, disability or incompetence of the undersigned.

This Power of Attorney shall remain in full force and effect as long as the undersigned remains employed by the Company or its subsidiaries or a director of the Company, unless earlier revoked by the undersigned as described in the next sentence.  This Power of Attorney may be revoked only by written notice to the Secretary of the Company, delivered personally or by registered mail or certified mail, return receipt requested.No such revocation shall be effective as to any Attorney-in-Fact until such notice of revocation shall have been actually received and read by him or her.  All third parties may deal with each Attorney-in-Fact as if such Attorney-in-Fact was the under-
signed, without undertaking or having any duty to undertake any investigation as to whether this Power of Attorney has been revoked or otherwise becomes invalid.

The undersigned acknowledges that it is his or her responsibility to pre-clear with the General Counsel all proposed transactions in securities of the Company and that this Power of Attorney does not relieve the undersigned from any responsibility for compliance with the obligations of the undersigned under the Exchange Act, including the reporting requirements under Section 16 of the Exchange Act.

IN WITNESS WHEREOF, the undersigned has executive this Power of Attorney as of this 17th day of November, 2016.

Signature: /s/Stephen P. Lovass
  Stephen P. Lovass